                                                                      EXHIBIT 21

Bell Atlantic Corporation Subsidiaries:
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Anderson CellTelCo
Atlantic West B.V.
BA Parkway Associates
BA Parkway Associates II
BABS Australia Pty. Ltd.
BAC Financial Services International B.V.
BAC International - The Netherlands B.V.
BAC International - The Netherlands B.V. Sucursal en Espana
BACPE, Inc.
BAP - 1760 Market, Inc.
BAP - 1800 Arch Land Parcel, Inc.
BAP - 6755 Snowdrift, Inc.
BAP - 7150 Windsor, Inc.
BAP - Caroline, Inc.
BAP-Durham, Inc.
BAPCI Services, Inc.
BATCL - 1987 - I, Inc.
BATCL - 1987 - II, Inc.
BATCL - 1987 - III, Inc.
BATCL-1991-I, Inc.
BATCL-1991-II, Inc.
BATCO-1989-II, Inc.
BATCO-1989-III, Inc.
Bell Atlantic - Delaware Directory Properties, Inc.
Bell Atlantic - Delaware, Inc.
Bell Atlantic - Maryland Directory Properties, Inc.
Bell Atlantic - Maryland, Inc.
Bell Atlantic - New Jersey, Inc.
Bell Atlantic - Pennsylvania Directory Properties, Inc.
Bell Atlantic - Pennsylvania, Inc.
Bell Atlantic - Virginia Directory Properties, Inc.
Bell Atlantic - Virginia, Inc.
Bell Atlantic - Washington, D.C. Directory Properties, Inc. Bell Atlantic - Washington, D.C., Inc.
Bell Atlantic - West Virginia, Inc.
Bell Atlantic Administrative Services, Inc.
Bell Atlantic Asia, Inc.
Bell Atlantic Australia Pty. Limited
Bell Atlantic Austria, Inc.
Bell Atlantic Benelux, Inc.
Bell Atlantic Capital Corporation
Bell Atlantic Capital Funding Corp.
Bell Atlantic Cellular Consulting Group, Inc.
Bell Atlantic China Holdings Ltd.
Bell Atlantic Communications and Construction Services, Inc. Bell Atlantic Communications, Inc.
Bell Atlantic Construction Services, Inc.
Bell Atlantic Czech Republic, Inc.
Bell Atlantic Directory Graphics, Inc.

Bell Atlantic Directory Services - Delaware, Inc.
Bell Atlantic Directory Services - Maryland, Inc.
Bell Atlantic Directory Services - Pennslyvania, Inc.
Bell Atlantic Directory Services - Virginia, Inc.
Bell Atlantic Directory Services - Washington, D.C., Inc.
Bell Atlantic Directory Services - West Virginia, Inc.
Bell Atlantic Directory Services, Inc.
Bell Atlantic Electronic Publishing, Inc.
Bell Atlantic Enterprises International, Inc.
Bell Atlantic Entertainment and Information Services Group, Inc.
Bell Atlantic Europe S.A./N.V
Bell Atlantic Federal Integrated Systems - Puerto Rico, Inc.
Bell Atlantic Federal Integrated Systems, Inc.
Bell Atlantic Financial Services, Inc.
Bell Atlantic Foreign Sales Corporation
Bell Atlantic Foundation
Bell Atlantic Full Services Channel, Inc.
Bell Atlantic Gulf Holdings Ltd.
Bell Atlantic Holdings Limited
Bell Atlantic India, Inc.
Bell Atlantic Indonesia, Inc.
Bell Atlantic Information Systems, Inc.
Bell Atlantic InfoSpeed Corp.
Bell Atlantic Integrated Systems, Inc.
Bell Atlantic International - Italia S.r.L.
Bell Atlantic International Ventures, Inc.
Bell Atlantic International, Inc.
Bell Atlantic Internet Solutions, Inc.
Bell Atlantic Investment Development Corporation
Bell Atlantic Investments, Inc.
Bell Atlantic Land Development, Inc.
Bell Atlantic Latin America Holdings, Inc.
Bell Atlantic Market Research, Inc.
Bell Atlantic Merger Venture, Inc.
Bell Atlantic Meridian Systems
Bell Atlantic Mexico, S.A. de C.V.
Bell Atlantic Mobile Systems of Allentown, Inc.
Bell Atlantic Mobile Systems of Northern New Jersey, Inc.
Bell Atlantic Mobile Systems, Inc.
Bell Atlantic Mobilfunk GmbH
Bell Atlantic Network Funding Corporation
Bell Atlantic Network Integration, Inc.
Bell Atlantic Network Services, Inc.
Bell Atlantic New Holdings, Inc.
Bell Atlantic New Zealand Holdings, Inc.
Bell Atlantic NSI Holdings, Inc.
Bell Atlantic NSI ISCP Ventures, Inc.
Bell Atlantic NYNEX Mobile, Inc.
Bell Atlantic Paging, Inc.
Bell Atlantic PAI Comunicaciones C.A.
Bell Atlantic Payment Systems, Inc.
Bell Atlantic Personal Communications, Inc.
Bell Atlantic Professional Services, Inc.
Bell Atlantic Properties, Inc.

Bell Atlantic Property Holdings II, Inc.
Bell Atlantic Property Holdings III, Inc.
Bell Atlantic Puerto Rico, Inc.
Bell Atlantic TELE-TV Holdings, Inc.
Bell Atlantic Telecommunications Systems, Inc.
Bell Atlantic TeleProducts Corp.
Bell Atlantic Telezone Holdings, Inc.
Bell Atlantic TriCon Leasing Corporation
Bell Atlantic Utilities Systems, Inc.
Bell Atlantic Vehicle Management, Inc.
Bell Atlantic Ventures II, Inc.
Bell Atlantic Ventures XV, Inc.
Bell Atlantic Ventures XXIII, Inc.
Bell Atlantic Ventures XXV, Inc.
Bell Atlantic Ventures XXVIII, Inc.
Bell Atlantic Video Services Company
Bell Atlanticom Systems, Inc.
Bell Communications Research
CAI Wireless Systems, Inc.
Chesapeake Directory Sales Company
Columbia Cellular Telephone Company
ComsWest Pty. Ltd.
Essar Commvision Limited
Essar Telecom Limited
EuroTel Bratislava Ltd.
EuroTel Praha Ltd.
FM America Corp.
Greenville Cellular Telephone Company
HKP Partners of New Zealand Limited
Howard W. Sams & Company
ICA Foreign Financial, Inc.
Infostrada S.p.A.
IR Northlight II Associates
Iron Run Venture I
Iron Run Venture II
Iron Run Venture III
Las Cruces Cellular Telephone Company
Metro Mobile CTS MIS, Inc.
Metro Mobile CTS of Charlotte, Inc.
Metro Mobile CTS of Hartford, Inc.
Metro Mobile CTS of New Bedford, Inc.
Metro Mobile CTS of New London, Inc.
Metro Mobile CTS of Newport, Inc.
Metro Mobile CTS of Providence, Inc.
Metro Mobile CTS of the Northeast, Inc.
Metro Mobile CTS of Windham, Inc.
Metro Mobile of Venezuela, Inc.
Metro Mobile Real Estate Development of New York, Inc.
Metro Mobile Transport, Inc.
MMDS Holdings II, Inc.
MMDS Holdings, Inc.
National Telephone Directory Company
New Bedford Cellular Telephone Company
Omnitel-Pronto Italia S.p.A

Omnitel-Sistemi Radiocellulari Italiani S.p.A.
One Parkway, Inc.
OPI Holdings, Inc.
P.T. Citra Sari Makmur
Pacific Star Communications (NSW) Pty. Ltd.
Pacific Star Communications (QLD) Pty. Ltd.
Pacific Star Communications Pty. Ltd.
Pacific Star Technologies Pty. Ltd.
Penn-Del Directory Company
Portal Investments, Inc.
Seaboard Merger Company
Sky Network Television Limited
Sodalia S.p.A.
Southwestco Wireless, Inc.
Springfield Cellular Telephone Company
The Bell Atlantic Systems Group, Inc.
The Penn's Landing Marina Corporation